As filed with the Securities and Exchange Commission on August 1, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUITY LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	36-3857664
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 800 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

EQUITY LIFESTYLE PROPERTIES, INC. 2014 EQUITY INCENTIVE PLAN

(Full title of the plan)

Marguerite Nader

President and Chief Executive Officer

Two North Riverside Plaza, Suite 800

Chicago, Illinois 60606

(Name and address of agent for service)

(312) 279-1400

(Telephone number, including area code, of agent for service)

With copies to:

Larry P. Medvinsky, Esq.

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

(212) 878-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.01 par value per share	3,750,000	$ 44.615	$ 167,306,250.00	$ 21,549.05

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall include any additional shares of common stock, par value $0.0001 per share (the “Common Stock”), that may become issuable as a result of stock splits, stock dividends or similar transactions.
(2)	Represents (i) 180,666 shares of Common Stock previously issued pursuant to the Equity LifeStyle Properties, Inc. 2014 Equity Incentive Plan (the “Plan”) and (ii) 3,569,334 available for issuance under future awards to be granted pursuant to the Plan.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices of our Common Stock as reported by the New York Stock Exchange on July 30, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 covers the registration of 3,750,000 shares of common stock, $0.01 par value per share, of Equity LifeStyle Properties, Inc. (the “Company” or “we”, “us” and “our”) under the Equity LifeStyle Properties, Inc. 2014 Equity Incentive Plan (the “Plan”). As of the date of this Registration Statement, these 3,750,000 shares consist of (i) 180,666 shares of common stock of the Company previously issued to certain officers and directors of the Company pursuant to the Plan and (ii) 3,569,334 shares of common stock of the Company available for issuance under future awards which may be granted, from time to time, pursuant to the Plan; however, the allocation of these 3,750,000 shares may change over time in accordance with the terms of the Plan and applicable award agreements thereunder.

This Registration Statement contains two parts. The first part contains a resale prospectus prepared in accordance with the requirements of General Instruction C to Form S-8 that covers resales of “restricted securities” and “control securities” (in each case, as defined in General Instruction C to Form S-8). This resale prospectus is to be used for reoffers and resales, on a continuous or delayed basis in the future, by certain officers and directors of the Company of shares of common stock of the Company acquired under the Plan. The second part of this Registration Statement contains Information Required in the Registration Statement pursuant to Part II of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “SEC”), either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Stock Option Plan Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement on Form S-8 (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, officers or directors pursuant to Rule 428(b) under the Securities Act or additional information about the Plan and its administrator are available without charge by contacting:

Equity LifeStyle Properties, Inc.

Attention: Investor Relations

Two North Riverside Plaza, Suite 800

Chicago, Illinois 60606

Telephone Number: 1-800-247-5279

Email: investor_relations@equitylifestyle.com

REOFFER PROSPECTUS

EQUITY LIFESTYLE PROPERTIES, INC.

SHARES OF COMMON STOCK

This prospectus relates to the reoffer and resale, from time to time, of shares of our common stock, $0.01 par value per share, by the selling stockholders. The selling stockholders acquired such shares pursuant to grants pursuant to the Equity LifeStyle Properties, Inc. 2014 Equity Incentive Plan. The Equity LifeStyle Properties, Inc. 2014 Equity Incentive Plan is referred to in this prospectus as the “Plan.” The selling stockholders may acquire additional shares of our common stock under the Plan. The selling stockholders are not required to sell any shares of our common stock.

The shares of our common stock covered by this prospectus are “restricted securities” or “control securities” under the Securities Act of 1933, as amended, or the Securities Act. This prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the selling stockholders, on a continuous or delayed basis, to the public without restriction. Each stockholder that sells shares of our common stock pursuant to this prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act. If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the shares of common stock covered by this prospectus as principals, any profits received by such broker-dealers on the resales of shares may be deemed to be underwriting discounts or commissions under the Securities Act.

We will not receive any proceeds from sales of the shares of our common stock covered by this prospectus by any of the selling stockholders. The shares may be offered, from time to time, by any or all of the selling stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he, she or they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

Shares of our common stock are listed on the NYSE under the symbol “ELS.” On July 30, 2014, the last reported sale price of our common stock was $44.86 per share.

Investing in shares of our common stock involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and the other risk factors set forth in our periodic and other filings with the Securities and Exchange Commission, or the SEC, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2013 and in other periodic filings we file with the Securities and Exchange Commission, or the SEC, in the future for a discussion of certain factors that should carefully be considered by prospective purchasers.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 1, 2014.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with additional information or information different from that contained in or incorporated by reference into this prospectus. The selling stockholders may, from time to time, offer to sell shares of our common stock only in jurisdictions where the offer or sale is permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully this entire prospectus, as well as the documents incorporated by reference in this prospectus, before making an investment decision.

- i -

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that may be important to you and that you should consider before investing in shares of our common stock. You should carefully read the entire prospectus, including the section titled “Risk Factors,” and the other information incorporated by reference into this prospectus before making an investment decision.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our” and “our company” refer to all entities owned or controlled by Equity LifeStyle Properties, Inc., including MHC Operating Limited Partnership, our “Operating Partnership”.

EQUITY LIFESTYLE PROPERTIES, INC.

We were formed in December 1992 as a Maryland corporation to continue the property operations, business objectives and acquisition strategies of an entity that had owned and operated properties since 1969. We have been a public company since 1993 and have elected to be taxed as a real estate investment trust, or a REIT, for U.S. federal income tax purposes commencing with our taxable year ended December 31, 1993.

We are a fully integrated owner and operator of lifestyle-oriented properties, or Properties. We lease individual developed areas, or sites, with access to utilities for placement of factory built homes, cottages, cabins or recreational vehicles, or RVs. Customers may lease individual sites or enter right-to-use contracts providing the customer access to specific Properties for limited stays. As of June 30, 2014, the Company owned or had an ownership interest in a portfolio of 379 Properties located throughout the United States and Canada, consisting of 140,303 residential sites. These Properties are located in 32 states and British Columbia (with the number of Properties in each state or province shown parenthetically) as follows: Florida (120), California (49), Arizona (41), Texas (17), Pennsylvania (15), Washington (14), Colorado (10), Wisconsin (10), Oregon (9), North Carolina (8), Delaware (7), Indiana (7), Nevada (7), New York (7), Virginia (7), Illinois (5), Maine (5), Massachusetts (5), Idaho (4), Michigan (4), Minnesota (4), New Jersey (4), South Carolina (3), Utah (3), Maryland (2), New Hampshire (2), North Dakota (2), Ohio (2), Tennessee (2), Alabama (1), Connecticut (1), Kentucky (1), and British Columbia (1).

Properties are designed and improved for several home options of various sizes and designs that are produced off-site, installed and set on designated sites, or Site Set, within the Properties. These homes can range from 400 to over 2,000 square feet. The smallest of these are referred to as “Resort Cottages.” Properties may also have sites that can accommodate a variety of RVs. Properties generally contain centralized entrances, internal road systems and designated sites. In addition, Properties often provide a clubhouse for social activities and recreation and other amenities, which may include restaurants, swimming pools, golf courses, lawn bowling, shuffleboard courts, tennis courts, laundry facilities and cable television service. In some cases, utilities are provided or arranged for by us; otherwise, the customer contracts for the utilities directly. Some Properties provide water and sewer service through municipal or regulated utilities, while others provide these services to customers from on-site facilities. Properties generally are designed to attract retirees, empty-nesters, vacationers and second home owners; however, certain of our Properties provide an affordable housing alternative for families. We focus on owning properties in or near large metropolitan markets and retirement and vacation destinations.

Our operations are conducted primarily through our Operating Partnership. We contributed the proceeds from our initial public offering in 1993 and subsequent offerings to our Operating Partnership for a general partnership interest. In 2004, the general partnership interest was contributed to MHC Trust, a private REIT subsidiary owned by us. The financial results of the Operating Partnership and our subsidiaries are consolidated in our consolidated financial statements. In addition, since certain activities, if performed by us, may not be qualifying REIT activities under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, we have formed taxable REIT subsidiaries, as defined in the Internal Revenue Code, to engage in such activities.

Our primary business objective is to seek to maximize both current income and long-term growth in income. We focus on properties that have strong cash flow and plan to hold such properties for long-term investment and capital appreciation. In determining cash flow potential, we evaluate our ability to attract and retain high quality customers in our Properties who take pride in the Property and in their home.

Our operating strategy is to own and operate the highest quality properties in sought-after locations near urban areas, retirement and vacation destinations across the United States. We focus on creating an attractive residential environment by providing a well-maintained, comfortable Property with a variety of recreational and social activities and superior amenities, as well as offering a multitude of lifestyle housing choices. In addition, we regularly conduct evaluations of the cost of housing in the marketplaces in which our Properties are located and survey rental rates of competing properties. From time to time we also conduct satisfaction surveys of our customers to determine the factors they consider most important in choosing a property. We seek to improve site utilization and efficiency by tracking types of customers and usage patterns and marketing to those specific customer groups.

Our principal executive offices are located at Two North Riverside Plaza, Chicago, Illinois, 60606 and our telephone number is (312) 279-1400. We maintain a website at www.equitylifestyle.com. Our reference to our website is intended to be an inactive textual reference only. Information contained on our website is not, and should not be interpreted to be, part of this prospectus.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference herein contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our Company’s expectations, goals or intentions regarding the future, and the expected effect of the recent acquisitions on our company. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•	our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of Sites by customers and our success in acquiring new customers at our Properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to Properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our ability to manage counterparty risk;

•	in the age-qualified Properties, home sales results could be impacted by the ability of potential home buyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•	results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;”

•	the outcome of the case currently pending in the California Superior Court for Santa Clara County, Case No. 109CV140751, involving our California Hawaiian manufactured home property, including any post-trial proceedings in the trial court or on appeal; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.

These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described in the section “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, which have been filed with the SEC, in addition to the other information filed with the SEC or contained in this prospectus, in an applicable prospectus supplement, or incorporated by reference herein, before purchasing any of our securities. The “Risk Factors” sections contained in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014 are incorporated herein by reference. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of these risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose a portion of your original investment. In connection with the forward-looking statements that appear in this prospectus, you should carefully review the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014 and the cautionary statements referred to in “Cautionary Note on Forward-Looking Statements” beginning on page 3 of this prospectus.

Risks Related To Our Common Stock

Sales or potential sales of our common stock by us or our significant stockholders may cause the market price of our common stock to decline.

As of July 30, 2014, we had 83,899,574 shares of common stock outstanding. Additional shares of common stock are available to be granted under our Plan or may be granted under future equity plans. Sales or potential sales of our common stock by us, our significant stockholders or our officers, directors and employees may cause the market price of our common stock to decline.

USE OF PROCEEDS

We will not receive any proceeds from sales of the shares of our common stock covered by this prospectus by any of the selling stockholders. The proceeds from the sale of the common stock covered by this prospectus are solely for the accounts of the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the shares of our common stock that are being registered for reoffer and resales by selling stockholders who have acquired our common stock under the Plan. The selling stockholders may resell any or all of the shares of our common stock, subject to vesting conditions in some cases, while this prospectus is effective.

Officers and directors, their family members, trusts for their benefit, or entities that they control, that acquire common stock under our benefit plans may be added to the selling stockholder list below by a prospectus supplement filed with the SEC. The number of shares of our common stock available to be sold by any selling stockholder under this prospectus also may be increased or decreased by a prospectus supplement, subject to the aggregate number of shares included within this prospectus. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.” Each selling stockholder will receive all of the net proceeds from the sale of his or her shares covered by this prospectus.

The following table identifies each selling stockholder of the Company and sets forth, based on the information available to us on July 30, 2014, (i) the name and relationship to us of each selling stockholder; (ii) the number of shares of common stock outstanding that, to our knowledge, are beneficially owned by such selling stockholder; (iii) the number of shares of common stock are available to be sold by such selling stockholder; and (iv) the number of shares of common stock that will be owned by such selling stockholder and the percentage, if 1% or more, of common stock outstanding that such shares will represent after the completion of this offering.

		Shares Beneficially Owned as of July 30, 2014(2)	Shares Available to be Sold(3)	Shares Beneficially Owned After the Offering(2)
Selling Stockholder(1)	Position			Number	Percentage of Class(4)
Philip Calian	Director	92,000	10,000	82,000	*
David Contis	Director	29,600	4,000	25,600	*
Thomas Dobrowski	Director	46,837	4,000	42,837	*
Larisa Drake	Senior Vice President - Marketing	3,353	2,000	1,353	*
Thomas Heneghan(5)	Co-Vice Chairman of the Board	336,596	4,000	332,596	*
Roger Maynard	Executive Vice President – Asset Management	158,350	22,666	135,684	*
Marguerite Nader	President and Chief Executive Officer	79,968	28,000	51,968	*
Sheli Rosenberg(6)	Director	588,763	14,000	588,763	*
Paul Seavey	Executive Vice President, Chief Financial Officer, and Treasurer	28,996	20,000	8,996	*
Patrick Waite	Executive Vice President – Property Management	25,993	16,000	9,993	*
Howard Walker	Co-Vice Chairman of the Board	56,970	10,000	46,970	*
Gary Waterman	Director	247,325	4,000	243,325	*
William Young	Director	8,666	4,000	4,666	*
Samuel Zell(7)	Chairman of the Board	7,340,018	44,000	7,296,018	8.7%

*	Less than 1% of common shares outstanding
(1)	The address of each selling stockholder listed in the following table is c/o Equity LifeStyle Properties, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606.
(2)	In accordance with SEC regulations governing the determination of beneficial ownership of securities, the percentage of Common Stock beneficially owned by a person assumes that all OP Units held by the person are exchanged for Common Stock, that none of the OP Units held by other persons are so exchanged, that all options exercisable within 60 days of the Record Date to acquire Common Stock held by the person are exercised and that no options to acquire Common Stock held by other persons are exercised. The shares of Common Stock beneficially owned includes OP Units that can be exchanged for an equivalent number of shares of Common Stock.
(3)	The number of shares of common stock that are available to be sold is the number of shares of common stock acquired by each selling stockholder pursuant to grants under the Plan, assuming the vesting of all awards.
(4)	Based on 83,899,574 shares of common stock issued and outstanding as of July 30, 2014. Since the selling stockholders may sell all, some or none of the shares of common stock that they hold, we have estimated the amounts and percentages of shares of common stock that the selling stockholders will hold after completion of this offering by assuming that the selling stockholders (a) will not acquire the beneficial ownership of any additional shares of common stock, (b) will dispose of only shares offered under this prospectus prior to completion of this offering, and (c) will sell all of the shares which are available to be sold under this prospectus. The selling stockholders are not required to sell any shares of our common stock and there is no assurance that any of the selling stockholders will sell any or all of the shares of common stock covered by this prospectus.

(5)	Includes 130,236 shares of Common Stock beneficially owned by Mr. Heneghan’s spouse, as to which Mr. Heneghan disclaims beneficial ownership.
(6)	Includes 23,060 OP Units beneficially owned by Ms. Rosenberg, which are exchangeable into 23,060 shares of Common Stock. Also includes approximately 201,128 shares of Common Stock and 20,000 depositary shares beneficially owned by Ms. Rosenberg’s spouse, as to which Ms. Rosenberg disclaims beneficial ownership.
(7)	Mr. Zell does not have a pecuniary interest in 8,000 shares of Common Stock reported above held by the Helen Zell Revocable Trust, the trustee of which is Helen Zell, Mr. Zell’s spouse. The number in the table includes 939,554 shares of Common Stock and 2,737,632 OP Units in which Mr. Zell has a pecuniary interest but with respect to which he does not have voting or dispositive power. These shares of Common Stock and OP Units are indirectly owned by trusts established for the benefit of Mr. Zell and his family, the trustee of which is Chai Trust Company (“Chai Trust”). Mr. Zell is not an officer or director of Chai Trust and does not have voting or dispositive power with respect to such Common Stock or OP Units. Mr. Zell disclaims beneficial ownership of such 939,554 shares of Common Stock and 2,737,632 OP Units, except to the extent of his pecuniary interest therein. Approximately 2.4 million OP Units as to which Mr. Zell does not have beneficial interest are pledged as security for certain loans. Approximately 2.8 million shares of Common Stock as to which Mr. Zell does not have beneficial interest are pledged as security for certain loans.

PLAN OF DISTRIBUTION

The selling stockholders have not advised us of any specific plan for the sale or distribution of the shares of common stock covered by this prospectus. If and when they occur, such sales may be made in any of the following manners:

•	on the New York Stock Exchange (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which shares of our common stock are then listed, admitted to unlisted trading privileges or included for quotation);

•	in public or privately negotiated transactions;

•	in transactions involving principals or brokers;

•	in a combination of such methods of sale; or

•	any other lawful methods.

Although sales of the shares of common stock covered by this prospectus are, in general, expected to be made at market prices prevailing at the time of sale, the shares may also be sold at prices related to such prevailing market prices or at negotiated prices, which may differ considerably.

When offering the shares of common stock covered by this prospectus, each of the selling stockholders and any broker-dealers who sell the shares for the selling stockholders may be “underwriters” within the meaning of the Securities Act.

Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which our common stock may be listed, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares of common stock covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The selling stockholders may effect such transactions directly or indirectly through underwriters, broker-dealers or agents acting on their behalf. In connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts, any or all of which might be in excess of customary amounts.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, manner and size of each sale of shares. We have not been advised of any definitive selling arrangement at the date of this prospectus between any selling stockholder and any broker-dealer or agent.

To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts, and any other required information with respect to any particular offer of the shares by the selling stockholders, will be set forth in a prospectus supplement.

The expenses of preparing and filing this prospectus and the related registration statement with the SEC will be paid entirely by us. The selling stockholders have been advised that they are subject to the applicable provisions of the Exchange Act, including without limitation Rule 10b-5 thereunder.

Neither we nor the selling stockholders can currently estimate the amount of commissions or discounts, if any, that will be paid by the selling stockholders on account of their sales of the shares from time to time.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Clifford Chance US LLP, New York, New York.

EXPERTS

The consolidated financial statements of Equity LifeStyle Properties, Inc. appearing in Equity LifeStyle Properties, Inc.’s Annual Report on Form 10-K (Form 10-K) for the year ended December 31, 2013 (including the schedule appearing therein), and the effectiveness of Equity LifeStyle Properties, Inc.’s internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Equity LifeStyle Properties, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

•	Our Annual Report on Form 10-K for the year ended December 31, 2013.

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014.

•	Our Current Reports on Form 8-K filed with the SEC on January 2, 2014, January 13, 2014, January 23, 2014, February 19, 2014, March 12, 2014, March 25, 2014, April 18, 2014, May 13, 2014, May 14, 2014 and July 22, 2014 (excluding any information furnished therein).

•	Our Proxy Statement filed with the SEC on March 24, 2014.

•	Description of our common stock in the Registration Statement on Form 8-A, filed with the SEC on February 9, 1993.

•	Description of our common stock in the Registration Statement on Form 8-A/A, filed with the SEC on February 22, 1993.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus but before the end of any offering of securities made under this prospectus will also be considered to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated herein by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to Equity LifeStyle Properties, Inc., Attention: Investor Relations, Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, telephone number: 1-800-247-5279, email: investor_relations@equitylifestyle.com.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. We maintain a web site at www.equitylifestyle.com. Our reference to our website is intended to be an inactive textual reference only. The information on our web site is not, and you must not consider the information to be, a part of this prospectus. Our securities are listed on the NYSE and all such material filed by us with the NYSE also can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-8, of which this prospectus is a part, under the Securities Act with respect to the securities. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning our company and the securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013.

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014.

•	Our Current Reports on Form 8-K filed with the SEC on January 2, 2014, January 13, 2014, January 23, 2014, February 19, 2014, March 12, 2014, March 25, 2014, April 18, 2014, May 13, 2014, May 14, 2014 and July 22, 2014 (excluding any information furnished therein).

•	Our Proxy Statement filed with the SEC on March 24, 2014.

•	Description of our common stock in the Registration Statement on Form 8-A, filed with the SEC on February 9, 1993.

•	Description of our common stock in the Registration Statement on Form 8-A/A, filed with the SEC on February 22, 1993.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Maryland General Corporation Law, or the MGCL, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter, as amended from time to time, and as filed with the State Department of Assessments and Taxation of Maryland, contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

Our bylaws obligate us to indemnify and advance expenses to present and former directors and officers to the maximum extent permitted by Maryland law from time to time. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be made a party by reason of their service in those capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a corporation may not indemnify a director or officer with respect to a proceeding in which the director or officer shall have been adjudged liable to the corporation. In addition, we shall advance expenses in advance of the final disposition of the proceeding upon the receipt of (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us and (ii) a written agreement by or on behalf of the director or officer to repay the amounts advanced by us if it shall ultimately be determined that the standard of conduct was not met. Our bylaws also permit us to provide indemnification and advance of expenses to a present or former director or officer who served a predecessor of our company in such capacity, and to any employee or agent of our company or a predecessor of our company. Finally, the MGCL requires a corporation unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

We have entered into indemnification agreements with our executive officers and directors. The indemnification agreements require, among other things, that we indemnify our executive officers and directors to the fullest extent permitted by law and reimburse the executive officers and directors for all related reasonable expenses as incurred, subject to return if it is subsequently determined that indemnification is not permitted.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

The issuance of the shares of restricted stock being registered for resale in this registration statement was exempt from registration under the Securities Act by reason of Section 4(a)(2) thereof, since the issuances were made to a small number of directors, officers and employees of the Company and were not public offerings.

Item 8. Exhibits.

Number	Description	Filed Herewith / Incorporated by Reference from the Registrant’s

4.3	Form of Specimen Stock Certificate Evidencing the Common Stock of Equity LifeStyle Properties, Inc., par value $0.01 per share	Form S-3 ASR filed May 6, 2009

4.5	Registration Rights Agreement, entered into by and between Equity LifeStyle Properties, Inc. and Hometown America, L.L.C. dated July 1, 2011	Form 8-K filed May 19, 2011

4.6	Form of Depositary Agreement, among us, American Stock Transfer & Trust Company, LLC, as Depositary, and the holders from time to time of the Depositary Shares	Schedule TO/13E-3 filed August 23, 2012

4.7	Specimen Stock Certificate Evidencing our 6.75% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $2,500.00 per share, par value $0.01 per share	Form 8-A filed September 14, 2012

4.8	Specimen Receipt Evidencing the Depositary Shares	Form 8-A filed September 14, 2012

4.11	Equity LifeStyle Properties, Inc. 2014 Equity Incentive Plan	Form 14A filed March 24, 2014

5.1	Opinion of Clifford Chance US LLP	Filed Herewith

23.1	Consent of Ernst & Young LLP	Filed Herewith

23.4	Consent of Clifford Chance US LLP (Included in exhibit 5.1)

24.1	Power of Attorney (Included on signature page)	Filed Herewith

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that: paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 1st day of August, 2014.

EQUITY LIFESTYLE PROPERTIES, INC.

By:	/s/ Marguerite Nader
Name: Marguerite Nader
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marguerite Nader and Paul Seavey, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date:

/s/ Marguerite Nader Marguerite Nader	President and Chief Executive Officer (Principal Executive Officer)*Attorney in Fact	August 1, 2014

/s/ Paul Seavey Paul Seavey	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)*Attorney in Fact	August 1, 2014

/s/ John Los John Los	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 1, 2014

*Samuel Zell Samuel Zell	Director	August 1, 2014

*Howard Walker Howard Walker	Director	August 1, 2014

*Thomas Heneghan Thomas Heneghan	Director	August 1, 2014

*Philip Calian Philip Calian	Director	August 1, 2014

*David Contis David Contis	Director	August 1, 2014

*Thomas Dobrowski Thomas Dobrowski	Director	August 1, 2014

*Sheli Rosenberg	Director	August 1, 2014
Sheli Rosenberg

*Gary Waterman	Director	August 1, 2014
Gary Waterman

*William Young William Young	Director	August 1, 2014

EXHIBIT INDEX

Number	Description	Filed Herewith / Incorporated by Reference from the Registrant’s

4.3	Form of Specimen Stock Certificate Evidencing the Common Stock of Equity LifeStyle Properties, Inc., par value $0.01 per share	Form S-3 ASR filed May 6, 2009

4.5	Registration Rights Agreement, entered into by and between Equity LifeStyle Properties, Inc. and Hometown America, L.L.C. dated July 1, 2011	Form 8-K filed May 19, 2011

4.6	Form of Depositary Agreement, among us, American Stock Transfer & Trust Company, LLC, as Depositary, and the holders from time to time of the Depositary Shares	Schedule TO/13E-3 filed August 23, 2012

4.7	Specimen Stock Certificate Evidencing our 6.75% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $2,500.00 per share, par value $0.01 per share	Form 8-A filed September 14, 2012

4.8	Specimen Receipt Evidencing the Depositary Shares	Form 8-A filed September 14, 2012

4.11	Equity LifeStyle Properties, Inc. 2014 Equity Incentive Plan	Form 14A filed March 24, 2014

5.1	Opinion of Clifford Chance US LLP	Filed Herewith

23.1	Consent of Ernst & Young LLP	Filed Herewith

23.4	Consent of Clifford Chance US LLP (Included in exhibit 5.1)

24.1	Power of Attorney (Included on signature page)	Filed Herewith